EXHIBIT 10.13

FIRST MODIFICATION AGREEMENT

THIS FIRST MODIFICATION AGREEMENT (this “Agreement” is entered into as of March 28, 2017 by and between VEREIT OPERATING PARTNERSHIP, L.P. (“Lender”) and COLE CORPORATE INCOME OPERATING PARTNERSHIP III, LP (“Borrower”).

PRELIMINARY STATEMENT

A.    Borrower is indebted to Lender as evidenced by that certain Subordinate Promissory Note dated September 23, 2016 in a maximum principal amount not to exceed $30,000,000 (the “Note”).

B.    The unpaid principal balance of the Note as of the date hereof is $8,250,000.

C.    Lender and Borrower have agreed to modify the Note as set forth in this Agreement.

AGREEMENT

For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.    Accuracy of Preliminary Statement. Borrower acknowledges the accuracy of the above Preliminary Statement.

2.    Note Modification. In order to extend the maturity date of the Note, Section 5 of the Note is hereby deleted in its entirety and replaced with the following new Section 5:

5.    Payments. Accrued interest under this Note shall be due and payable in arrears on the last day of each Interest Period. The principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, if not sooner paid as provided herein, shall be due and payable on September 30, 2018.

Borrower acknowledges and agrees that: (i) except to the extent expressly provided for in this Agreement, the Note is not modified or amended by this Agreement and shall remain in full force and effect and this Agreement shall not constitute a waiver of any rights or remedies in respect of the Note; (ii) the Note (as modified by this Agreement) and all rights, title, interest, liens, powers and privileges by virtue thereof are hereby reaffirmed, ratified, renewed and extended and shall be and continue to be in full force and effect to secure the payment of the indebtedness evidenced by the Note and any and all restatements, renewals, modifications, amendments, increases and/or extensions thereof; and (iii) no payment, discharge or release of any collateral securing the Note is intended hereby and all liens on all such collateral shall continue in full force and effect, unimpaired from the date of their execution and perfection.

3.    Subordination Agreement. The Borrower and Lender acknowledge and agree that the Note, and all payments payable thereunder are subject to the terms, conditions and limitations contained in that certain Subordination Agreement dated as of September 23, 2016 among Cole Office & Industrial REIT (CCIT III), Inc., Borrower, Lender. and JPMorgan Chase Bank, N.A., as administrative agent (the “Subordination Agreement”).

4.    Miscellaneous.     The provisions of this Agreement shall be deemed severable. If any part of this Agreement shall be held unenforceable, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein. Each of the parties hereto agrees to sign such other and further documents, and to take such other actions, as may be reasonably appropriate to carry out the intentions expressed in this Agreement, including, without limitation, documentation in respect of the reaffirmation and confirmation of liens, and the priority of such liens, on the collateral, if any, for the loan evidenced by the Note. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. This Agreement, the Note and any other instruments referred to herein, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, of the parties or any of them with respect to the subject matter hereof, if any.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date set forth above.

VEREIT Operating Partnership, L. P.

By: /s/ Michael J Bartolotta
Printed Name: Michael J Bartolotta
Its: Executive Vice President and Chief Financial Officer

COLE CORPORATE INCOME OPERATING PARTNERSHIP III, LP, a Delaware limited partnership

By:	Cole Office & Industrial REIT (CCIT III), Inc., a Maryland corporation, its general partner

By: /s/ Nathan DeBacker
Printed Name: Nathan DeBacker
Its: Chief Financial Officer